Exhibit 10.22
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT (this “Amendment”) to the Employment Agreement (the “Agreement”), dated as of December 23, 2005, between Health Fitness Corporation (“HFC”), and John Ellis (“Executive”), is made and entered into between HFC and Executive as of December 21, 2006.
WHEREAS, HFC and Executive have agreed to increase severance amounts;
WHEREAS, HFC and Executive wish to amend the Agreement accordingly.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is specifically acknowledged by the parties, the Company and Executive agree as follows:
1.	Subparagraph 2.01(g) of the Agreement shall be amended by deleting the phrase “3-month separation pay period” and replacing it with “4-month separation pay period”.

2.	Subparagraph 2.02(b) of the Agreement shall be amended by deleting the second sentence of that subparagraph and replacing it with the following sentence:
“However, Executive shall receive as separation pay the equivalent of four (4) months of Executive’s then current base salary if termination occurs pursuant to subparagraph 2.01(g); and Executive shall receive as separation pay the equivalent of three (3) months of Executive’s then current base salary if Executive terminates his employment with HFC for Good Reason (as defined in Paragraph 4.02 below).
3.	Subparagraph 2.02(b) of the Agreement shall amended by deleting the fourth sentence of that subparagraph and replacing it with the following sentence:
“Executive’s compensation as an employee shall cease upon commencement of either the three-month separation pay period or the four-month separation pay period as applicable, which period shall commence as of the day following the last day of Executive’s employment.
4.	This Amendment shall be effective on December 21, 2006.

5.	Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

6.	This amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on behalf of each as of the date first above written.

HEALTH FITNESS CORPORATION

By:	/s/ Gregg Lehman Name: Gregg Lehman
Title: President and Chief Executive Officer

/s/ John Ellis JOHN ELLIS